SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant to § 240.14a-12

Strategic Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

Orange Capital, LLC
Orange Capital Master I, Ltd.
David B. Johnson
Daniel Lewis
John D. Lyons
R. Mark Woodworth
Russell Hoffman
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On November 20, 2013, Orange Capital, LLC and its affiliates (collectively, "Orange Capital") issued a press release announcing its intention to nominate four individuals for election as director at the 2014 annual meeting of stockholders of Strategic Hotels & Resorts, Inc. (the "Company") and the launch of a website, www.BEE-strategic.com (the "Website"), to which Orange Capital posted a presentation analyzing the Company's past performance and setting forth Orange Capital's strategic recommendations (the "Presentation"). Copies of the press release and the Presentation are filed herewith as Exhibit 1 and Exhibit 2, respectively. Copies of all additional materials posted to the Website are filed herewith as Exhibit 3.+

Information regarding the Participants in a solicitation of proxies of the shareholders of the Company in connection with the 2014 annual meeting of stockholders is filed herewith as Exhibit 4.